Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of

    ALLTEL Corporation:

As independent public accountants, we hereby consent to the incorporation of our report dated January 21, 2002 included (or incorporated by reference) in this Form 10-K, into the Company's previously filed Registration Statements, File Nos. 333-60804, 333-94267, 33-48476, 33-54175, 33-56291, 33-65199, 333-88907, 333-88923 and 333-90167.

/s/ ARTHUR ANDERSEN LLP

Little Rock, Arkansas

March 5, 2002